Exhibit j(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement No. 811-3221 on Form N-1A of Fidelity Charles Street Trust, of our report dated November 8, 1999 appearing in the Annual Report to Shareholders of Fidelity Asset
Manager: Aggressive for the year ended September 30, 1999.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information, which are a part of such Registration
Statement.

 /s/Deloitte & Touche LLP
    Deloitte & Touche LLP
    Boston, Massachusetts
    November 18, 1999